EXHIBIT B2

                                     BY-LAWS
                                     -------

                                       OF

                       JULIUS BAER GLOBAL EQUITY FUND INC.
                       -----------------------------------

                   (formerly the European Warrant Fund, Inc.)
                   ------------------------------------------


                 THIRD AMENDED AND RESTATED AS OF JUNE 22, 2005

BYLAW ONE:  NAME OF COMPANY, LOCATION OF OFFICES AND SEAL.

      ARTICLE 1.1. NAME. The name of the Company is the Julius Baer Global Equity Fund Inc.

      ARTICLE 1.2. PRINCIPAL OFFICES. The principal office of the Company in the State of Maryland shall be located in Baltimore, Maryland. The Company may, in addition, establish and maintain such other offices and places of business within or outside the State of Maryland as the Board of Directors may from time to time determine.

      ARTICLE 1.3. SEAL. The corporate seal of the Company shall be circular in form and shall bear the name of the Company, the year of its incorporation and the words "Corporate Seal, Maryland." The form of the seal shall be subject to alternation by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any Officer or Director of the Company shall have authority to affix the corporate seal of the Company to any document requiring the same.

BYLAW-TWO:        STOCKHOLDERS.

      ARTICLE 2.1. PLACE OF MEETINGS; MEETINGS BY REMOTE COMMUNICATION. Meetings of stockholders shall be held at such place as is set from time to time by the Board of Directors or the Board of Directors may determine that the meeting not be held at any place but instead be held by means of remote communication. At the request of a stockholder, the Board of Directors shall provide a place for the meeting of the stockholders. At the discretion of the Board of Directors and subject to any guidelines and procedures that the Board of Directors may adopt from time to time, stockholders and proxy holders not physically present at a meeting of the stockholders, by means of remote communication may participate in the meeting of the stockholders and may be considered present in person and may vote at the meeting of the stockholders, whether the meeting is held at a designated place or solely by means of remote communication. The Company shall implement reasonable measures to verify that each person considered present and authorized to vote at the meeting by means of remote communication is a stockholder or proxy holder, the Company shall implement reasonable measures to provide the stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the

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                                                                      EXHIBIT B2

meeting substantially concurrently with the proceedings and in the event any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action shall be maintained by the Company.

      ARTICLE 2.2. ANNUAL MEETING. The Company is not required to hold an annual meeting of its stockholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended (the "Investment Company Act"). If the Company is required by the Investment Company Act to hold a meeting of stockholders to elect directors, such meeting shall be held at a date and time set by the Board of Directors in accordance with the Investment Company Act and no later than 120 days after the occurrence of the event requiring the meeting. Any stockholders' meeting held in accordance with the preceding sentence shall for all purposes constitute the annual meeting of stockholders for the fiscal year of the Company in which the meeting is held. Except as the charter, these By-Laws or Maryland law in effect from time to time provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Company's existence or affect any otherwise valid corporate acts.

      ARTICLE 2.3. SPECIAL MEETINGS. Special meetings of the Stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by resolution of the Board of Directors or by the President, and shall be called by the Secretary at the request, in writing, of a majority of the Board of Directors or at the request, in writing, of Stockholders owning at least a majority of the votes entitled to be cast at the meeting upon payment by such Stockholders to the Company of the reasonably estimated cost of preparing and mailing a notice of the meeting (which estimated cost shall be provided to such Stockholders by the Secretary of the Company). Notwithstanding the foregoing, unless requested by Stockholders entitled to cast a majority of the votes entitled to be cast at the meeting, a special meeting of the Stockholders need not be called at the request of Stockholders to consider any matter that is substantially the same as a matter voted on at any special meeting of the Stockholders held during the preceding 12 months. A written request shall state the purpose or purposes of the proposed meeting.

      ARTICLE 2.4. NOTICE. Written notice of every meeting of Stockholders, stating the purpose or purposes for which the meeting is called, the time when and the place where it is to be held, shall be served, either personally, by mail, or by electronic means not less than ten nor more than ninety days before the meeting, upon each Stockholder as of the record date fixed for the meeting who is entitled to vote at such meeting. If mailed (i) such notice shall be directed to a Stockholder at his address as it shall appear on the books of the Company (unless he shall have filed with the Transfer Agent of the Company

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                                                                      EXHIBIT B2

a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request) and
(ii) such notice shall be deemed to have been given as of the date when it is deposited in the United States mail with first-class postage thereon prepaid. If sent by electronic means, such notice shall be deemed to have been given when the notice is transmitted to the Stockholder by an electronic transmission to any address or number at which the Stockholder receives electronic transmissions. A Stockholder may request that the Company not send notices to him by electronic transmissions. The Company may give notice in writing or by electronic means by a single notice to all Stockholders who share an address, provided that the Company gives notice of its intent to give such a single notice and the Stockholder either consents or fails to object within 60 days after the Company delivers notice of its intent. A Stockholder may later revoke such express or implied consent by written notice to the Company. Notice of any Stockholder meeting need not be given to any Stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, provided that such waiver of notice shall be filed with the record of such meeting, or to any Stockholder who shall attend such meeting in person or by proxy. Waivers of notice may be given by electronic means. Notice of adjournment of a Stockholder meeting to another time or place need not be given, if such time and place are announced at the meeting. Irregularities in the notice or in the giving thereof as well as the accidental omission to give notice of any meeting to, or the receipt or the non-receipt of any such notice by, the Stockholders shall not invalidate any action taken by or at any such meeting.

      ARTICLE 2.5. NOTICE OF STOCKHOLDER BUSINESS. At any annual or special meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting, the business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a Stockholder.

      For business to be properly brought before an annual or special meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, any such notice must be delivered to or mailed and received at the principal executive offices of the Company not later than 60 days prior to the date of the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to Stockholders, any such notice by a Stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual or special meeting was given or such public disclosure was made.
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                                                                      EXHIBIT B2

      Any such notice by a Stockholder shall set forth as to each matter the Stockholder proposes to bring before the annual or special meeting (i) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (ii) the name and address, as they appear on the Company's books, of the Stockholder proposing such business, (iii) the class and number of shares of the capital stock of the Company which are beneficially owned by the Stockholder, and (iv) any material interest of the Stockholder in such business.

      Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Article 2.5. The chairman of the annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article 2.5, and, if he should so determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be considered or transacted.

      ARTICLE 2.6. QUORUM. Unless any statute or the charter provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast one-third of all the votes entitled to be cast at the meeting constitutes a quorum, except that where the holders of any class or series of shares are entitled to vote as a separate class (such class or series being referred to as a "Separate Class") or where the holders of two or more (but not all) classes or series of shares are required to vote as a single class (such classes or series being referred to as a "Combined Class"), the presence in person or by proxy of the holders of one-third of the shares of that Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat shall constitute a quorum for such vote.

      ARTICLE 2.7. VOTE OF THE MEETING. Unless any statute or the charter provides otherwise, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

      ARTICLE 2.8. VOTING RIGHTS OF STOCKHOLDERS. Unless the charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class or series, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders; however, a share is not entitled to be voted if any installment payable on it is overdue and unpaid. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock the stockholder owns of record either in person or by proxy.

      ARTICLE 2.9. ORGANIZATION AND CONDUCT OF THE MEETING. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the

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                                                                      EXHIBIT B2

absence of such appointment, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary's absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the stockholders, an assistant secretary shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Company, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Company entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any stockholder or any other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

      ARTICLE 2.10. PROXIES. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization by a telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and

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                                                                      EXHIBIT B2

the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Company or its assets or liabilities.

      ARTICLE 2.11. STOCK LEDGER AND LIST OF STOCKHOLDERS. It shall be the duty of the Secretary or Assistant Secretary of the Company to cause an original or duplicate stock ledger to be maintained at the office of the Company's Transfer Agent.

      ARTICLE 2.12. ACTION WITHOUT MEETING. Any action to be taken by Stockholders may be taken without a meeting if (i) all Stockholders entitled to vote on the matter consent to the action in writing, (ii) all Stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (iii) such consents and waivers are filed with the records of the meetings of Stockholders. A consent shall be treated for all purposes as a vote at a meeting.

BYLAW-THREE:      BOARD OF DIRECTORS.

      ARTICLE 3.1. GENERAL POWERS. Except as otherwise provided in the Articles of Incorporation, the business and affairs of the Company shall be managed under the direction of the Board of Directors. All powers of the Company may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the Stockholders by law, by the Articles of Incorporation or by these Bylaws. All acts done by any meeting of the Board of Directors or by any person acting as a Director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the Directors or of such person acting as a Director or that they or any of them were disqualified, be as valid as if the Directors or such other person, had been duly elected and qualified to be directors or a director of the Company.

      ARTICLE 3.2. NUMBER AND QUALIFICATION OF DIRECTORS. The Company shall have at least one director or such greater minimum number required by the charter. At least [SEVENTY-FIVE PER CENT] of the directors shall not be "interested persons" as defined in the Investment Company Act. The Company shall have the number of directors provided in the charter until changed as herein provided. A majority of the entire Board of Directors may alter the number of directors within the limits set by the charter, but the action may not affect the tenure of office of any director.

      ARTICLE 3.3. DIRECTOR NOMINATIONS.

      (a) Only persons who are nominated in accordance with the procedures set forth in this Article 3.3 shall be eligible for election or re-election as Directors. Nominations of persons for election or re-election to the Board of Directors of the Company may be made at a meeting of Stockholders by or at the direction of the Board of Directors or by any Stockholder of the Company who is entitled to vote for the

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                                                                      EXHIBIT B2

election of such nominee at the meting and who complies with the notice procedures set forth in this Article 3.3.

      (b) Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice delivered in writing to the Secretary of the Company. To be timely, any such notice by a Stockholder must be delivered to or mailed and received at the principal executive offices of the Company not later than 60 days prior to the meeting; PROVIDED, HOWEVER, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to Stockholders, any such notice by a Stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was given or such public disclosure was made.

      (c) Any such notice by a Stockholder shall set forth (i) as to each person whom the Stockholder proposes to nominate for election or re-election as a Director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares, if any, of the capital stock of the Company which are beneficially owned by such person and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for the election of Directors pursuant to Section 20(a) of the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, or Regulation 14A under the Securities Exchange Act of 1934 or any successor regulation thereto (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected and whether any person intends to seek reimbursement from the Company of the expenses of any solicitation of proxies should such person be elected a Director of the Company); and (ii) as to the Stockholder giving the notice, (A) the name and address, as they appear on the Company's books, of such Stockholder and (B) the class and number of shares of the capital stock of the Company which are beneficially owned by such Stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Company the information required to be set forth in a Stockholder's notice of nomination, which pertains to the nominee.

      (d) If a notice by a Stockholder is required to be given pursuant to this
Article 3.3, no person shall be entitled to receive reimbursement from the Company of the expenses of a solicitation of proxies for the election as a Director of a person named in such notice unless such notice states that such reimbursement will be sought from the Company. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the

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                                                                      EXHIBIT B2

procedures prescribed by the Bylaws, and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded for all purposes.

      ARTICLE 3.4. VACANCIES. Subject to the provisions of the 1940 Act if the office of any Director or Directors becomes vacant for any reason (other than an increase in the number of Directors), the Directors in office, although less than a quorum, shall continue to act and may choose a successor or successors, who shall hold office until the next election of Directors, or any vacancy may be filled by the Stockholders at any meeting thereof. A vacancy resulting from an increase in the number of Directors shall be filled by the vote of a majority of the entire Board.

      ARTICLE 3.5. REMOVAL. At any meeting of Stockholders duly called and at which a quorum is present, the Stockholders may, by the affirmative vote of the holders of at least 75% of the votes entitled to be cast thereon, remove any Director or Directors from office, with or without cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired term of the removed Director.

      ARTICLE 3.6. RESIGNATION. A Director may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman or the Vice Chairman of the Board or the Secretary of the Company. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

      ARTICLE 3.7. PLACE OF MEETINGS. The Directors may hold their meetings at the principal office of the Company or at such other places, either within or outside the State of Maryland, as they may from time to time determine.

      ARTICLE 3.8. REGULAR MEETINGS. Regular meetings of the Board may be held at such date and time as shall from time to time be determined by the Board.

      ARTICLE 3.9. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors may be called at any time by the Chairman or Vice Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting, or in writing or delivered by electronic transmission with or without a meeting. A special meeting of the Board of Directors shall be held on such date, at any place or by means of remote communication, as may be designated from time to time by the Board of Directors. In the absence of designation such meeting shall be held at such place or means of remote communication as may be designated in the call. The Secretary shall give notice to each director of each special meeting of the Board of Directors. The notice shall state the time of the meeting and place or that the meeting is being held by means of remote communication. Notice is given to a director when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent by electronic transmission, telegraph, facsimile transmission, or telephone, at least 24 hours before the time of the

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                                                                      EXHIBIT B2

meeting or, in the alternative by mail to his or her address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting. Unless these By-Laws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or to any director who delivers a written waiver or a waiver by electronic transmission which is filed with the records of the meeting either before or after the holding thereof, waiving such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

      ARTICLE 3.10. QUORUM. At all meetings of the Board, the presence of one-third of the number of Directors then in office shall be necessary to constitute a quorum (except if there are only two or three Directors, not less than two Directors, and if there is only one Director, that one will constitute a quorum) and sufficient for the transaction of business, and any act of a majority present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      ARTICLE 3.11. ORGANIZATION. The Board of Directors shall designate one of its members to serve as Chairman of the Board. The Chairman of the Board shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to act, another Director or an officer, chosen by a majority of the Directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes of the meeting.

      ARTICLE 3.12. CHAIRMAN. The Board of Directors may elect a Director as a Chairman of the Board. The Chairman, if one is elected, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she is present. The Chairman shall perform such duties and have such powers as are assigned by the Board of Directors. The Chairman shall not be an officer of the Company for any purposes. The Chairman shall not be an "interested" person of the Company or an adviser to the Company as defined in the Investment Company Act of 1940. The Chairman shall have no greater liability as a result of serving as Chairman and will have no greater responsibility for overseeing the affairs of the Company than that of other Directors other than with respect to specific responsibilities of the Chairman as set forth in these Bylaws or as assigned by the Board.

      ARTICLE 3.13. INFORMAL ACTION BY DIRECTORS AND COMMITTEES. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may, except as otherwise required by statute, be taken without a meeting if a written consent to such action is signed or given by electronic means by all members of the Board, or of such committee, as the case may be, and filed with the minutes of the proceedings of the Board or committee. Subject to the 1940 Act, members of the Board of Directors or a committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.

      ARTICLE 3.14. EXECUTIVE COMMITTEE. There may be an Executive Committee of two or more Directors appointed by the Board who may meet at stated times or on notice to all by any of their own number. The Executive Committee shall consult with and advise the Officers of the Company in the management of its business and exercise such powers of the Board of Directors as may be lawfully delegated by the Board of Directors. Vacancies shall be filled by the Board of Directors at any regular or special meeting. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

      ARTICLE 3.15. AUDIT COMMITTEE. There shall be an Audit Committee of two or more Directors who are not "interested persons" of the Company (as defined in 1940 Act) appointed by the Board who may meet at stated times or on notice to all by any of their own number. The Committee's duties shall include those specified in the Audit Committee Charter, as may be amended from time to time by the Board of Directors.

      ARTICLE 3.16. OTHER COMMITTEES. The Board of Directors may appoint other committees which shall in each case consist of such number of members (but not less than two) and shall have and may exercise, to the extent permitted by law, such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and, to the extent permitted by law, to change the powers of any such committee, to fill vacancies and to discharge any such committee.

      ARTICLE 3.17. COMPENSATION OF DIRECTORS. The Board may, by resolution, determine what compensation and reimbursement of expenses of attendance at meetings, if any, shall be paid to Directors in connection with their service on the Board or on various committees of the Board. Nothing herein

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                                                                      EXHIBIT B2

contained shall be construed to preclude any Director from serving the Company in any other capacity or from receiving compensation therefor.

BYLAW-FOUR:       OFFICERS.

      ARTICLE 4.1. OFFICERS. The Officers of the Company shall be fixed by the Board of Directors and shall include a President, Secretary, Treasurer and Chief Compliance Officer. Any two offices may be held by the same person except the offices of President and Vice President. A person who holds more than one office in the company may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

      ARTICLE 4.2. APPOINTMENT OF OFFICERS. The Directors shall appoint the Officers, who need not be members of the Board.

      ARTICLE 4.3. ADDITIONAL OFFICERS. The Board may appoint such other Officers and agents as it shall deem necessary who shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

      ARTICLE 4.4. SALARIES OF OFFICERS. The salaries of all Officers of the Company shall be fixed by the Board of Directors.

      ARTICLE 4.5. TERM, REMOVAL, VACANCIES. The Officers of the Company shall serve at the pleasure of the Board of Directors and hold office for one year and until their successors are chosen and qualify in their stead. Except for the Chief Compliance Officer, any Officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Directors. If the office of any Officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

      ARTICLE 4.6. DESIGNATION AND COMPENSATION OF CHIEF COMPLIANCE OFFICER. The designation and compensation of the Chief Compliance Officer must be approved by a majority of the entire Board of Directors, including a majority of the directors who are not interested persons of the Corporation, as that term is defined in the Investment Company Act of 1940 ("Independent Directors"). The Chief Compliance Officer can be removed from that position only by action of (and with the approval of) a majority of the entire Board of Directors, including a majority of the Independent Directors. The Chief Compliance Officer, subject to the direction of and reporting to the Board of Directors, shall be responsible for the oversight of the Company's compliance with the Federal, state and foreign securities laws, as applicable. The Chief Compliance Officer must meet, no less frequently than annually, separately with the Independent Directors and shall perform such executive, supervisory and management functions and duties as may be required by the Investment Company Act of 1940 and the regulations promulgated thereunder or, to the extent consistent with the performance of his duties under the

                                                                      EXHIBIT B2

Investment Company Act of 1940 and the regulations promulgated thereunder, as assigned to him or her from time to time.

      ARTICLE 4.7. PRESIDENT. The President shall be the chief executive officer of the Company. The President shall, subject to the supervision of the Board of Directors, have general responsibility for the management of the business of the Company. The President shall see that all orders and resolutions of the Board are carried into effect.

      ARTICLE 4.8. VICE PRESIDENT. The Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

      ARTICLE 4.9. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and Directors at the regular meetings of the Board, or whenever they may require it, an account of the financial condition of the Company.

      Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

      ARTICLE 4.10. SECRETARY. The Secretary shall attend meetings of the Board and meetings of the Stockholders and record all votes and the minutes of all proceedings in a book to be kept for those purposes, and shall perform like duties for the Executive Committee, or other committees, of the Board when required. He shall give or cause to be given notice of all meetings of Stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Company and affix it to any instrument when authorized by the Board of Directors.

      Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

      ARTICLE 4.11. SUBORDINATE OFFICERS. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall serve at the pleasure of the Board of Directors and have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

                                                                      EXHIBIT B2

      ARTICLE 4.12. SURETY BONDS. The Board of Directors may require any officer or agent of the Company to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Securities and Exchange Commission) to the Company in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Company, including responsibility for negligence and for the accounting of any of the Company's property, funds or securities that may come into his hands.

BYLAW-FIVE:       GENERAL PROVISIONS.

      ARTICLE 5.1. WAIVER OF NOTICE. Whenever the Stockholders or the Board of Directors are authorized by statute, the provisions of the Articles of Incorporation or these Bylaws to take any action at any meeting after notice, such notice may be waived, in writing or by electronic means, before or after the holding of the meeting, by the person or persons entitled to such notice, or, in the case of a Stockholder, by his duly authorized attorney-in-fact.

      ARTICLE 5.2. INDEMNITY.

      (a) The Company shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Company shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The Company shall indemnify its directors and officers who, while serving as directors or officers, also serve at the request of the Company as a director, officer, partner, trustee, employee, agent or fiduciary of another company, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law. The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article shall not protect any such person against any liability to the Company or any Stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").

      (b) Any current or former director or officer of the Company seeking indemnification within the scope of this Article shall be entitled to advances from the Company for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to the fullest extent permissible under the Maryland General Corporation Law. The person seeking indemnification shall provide to the Company a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Company has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (i) the

                                                                      EXHIBIT B2

person seeking indemnification shall provide a security in form and amount acceptable to the Company for his undertaking; (ii) the Company is insured against losses arising by reason of the advance; or (iii) a majority of a quorum of directors of the Company who are neither "interested persons" as defined in
Section 2(a)(19) of the 1940 Act nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Company at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification

      (c) At the request of any person claiming indemnification under this Article, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, whether the standards required by this Article have been met. Indemnification shall be made only following: (i) a final decision on the merits by a court of other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an independent legal counsel in a written opinion.

      (d) Employees and agents who are not officers or directors of the Company may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the 1940 Act.

      (e) The Board of Directors may make further provision consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of Stockholders or disinterested directors or otherwise.

      (f) References in this Article are to the Maryland General Corporation Law and to the 1940 Act. No amendment of these Bylaws shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

      ARTICLE 5.3. INSURANCE. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or who, while a director, officer, employee or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position; PROVIDED that no insurance

                                                                      EXHIBIT B2

may be purchased by the Company on behalf of any person against any liability to the Company or to its Stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

      ARTICLE 5.4. CHECKS. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

      ARTICLE 5.5. FISCAL YEAR. The fiscal year of the Company shall be determined by resolution of the Board of Directors.

BYLAW-SIX:        CERTIFICATES OF STOCK.

      ARTICLE 6.1. CERTIFICATES OF STOCK. The interest, except fractional interests, of each Stockholder of the Company shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates shall be numbered and entered in the books of the Company as they are issued. They shall exhibit the holder's name and the number of whole shares and no certificate shall be valid unless it has been signed by the President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and bears the corporate seal. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a Transfer Agent or by a Registrar, the signatures of any such officer may be facsimile, engraved or printed. In case any of the officers of the Company whose manual or facsimile signature appears on any stock certificate delivered to a Transfer Agent of the Company shall cease to be such Officer prior to the issuance of such certificate, the Transfer Agent may nevertheless countersign and deliver such certificate as though the person signing the same or whose facsimile signature appears thereon had not ceased to be such officer, unless written instructions of the Company to the contrary are delivered to the Transfer Agent.

      ARTICLE 6.2. RECORDING AND TRANSFER WITHOUT CERTIFICATES. Notwithstanding the provisions of this Bylaw Six, the Company shall have the full power to participate in any program approved by the Board of Directors providing for the recording and transfer of ownership of shares of the Company's stock by electronic or other means without the issuance of certificates.

      ARTICLE 6.3. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors, or the President together with the Treasurer or Secretary, may direct a new certificate to be issued in place of any certificate theretofore issued by the Company, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, or by his legal representative. When authorizing such issue of a new certificate, the Board of Directors, or the President and Treasurer or Secretary, may, in its or their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his

                                                                      EXHIBIT B2

legal representative, to advertise the same in such manner as it or they shall require and/or give the Company a bond in such sum and with such surety or sureties as it or they may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed for such newly issued certificate.

      ARTICLE 6.4. TRANSFER OF STOCK. Shares of the Company shall be transferable on the books of the Company by the holder thereof in person or by his duly authorized attorney or legal representative (i) if a certificate or certificates have been issued, upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with such proof of the authenticity of the transferor's signature as the Company or its agents may reasonably require, or (ii) as otherwise prescribed by the Board of Directors. The shares of stock of the Company may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Company.

      ARTICLE 6.5. REGISTERED HOLDER. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by statute.

      ARTICLE 6.6. RECORD DATE. The Board of Directors may fix a time not less than 10 nor more than 90 days prior to the date of any meeting of Stockholders or prior to the last day on which the consent or dissent of Stockholders may be effectively expressed for any purpose without a meeting, as the time as of which Stockholders entitled to notice of, and to vote at, such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined; and all such persons who were holders of record of voting stock at such time, and no other, shall be entitled to notice of, and to vote at, such meeting or to express their consent or dissent, as the case may be. If no record date has been fixed, the record date for the determination of Stockholders entitled to notice of, or to vote at, a meting of Stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or, if notice is waived by all Stockholders, at the close of business on the tenth day immediately preceding the day on which the meeting is held. The Board of Directors may also fix a time not exceeding 90 days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights, or evidences of interests arising out of any change, conversion or exchange of capital stock, as a record time for the determination of the Stockholder entitled to receive any such dividend, distribution, rights or interests.

                                                                      EXHIBIT B2

      ARTICLE 6.7. STOCK LEDGERS. The stock ledgers of the Company, containing the names and addresses of the Stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Company or at such other location as may be authorized by the Board of Directors from time to time, except that an original or duplicate stock ledger shall be maintained at the office of the Company's Transfer Agent.

      ARTICLE 6.8. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may from time to time appoint or remove Transfer Agents and/or Registrars of transfers (if any) of shares of stock of the Company, and it may appoint the same person as both Transfer Agent and Registrar. Upon any such appointment being made, all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such Transfer Agents or by one of such Registrars of transfers (if any) or by both and shall not be valid unless so countersigned. If the same person shall be both Transfer Agent and Registrar, only one countersignature by such person shall be required.

BYLAW-SEVEN:      AMENDMENTS.

      ARTICLE 7.1. GENERAL. The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these By-Laws and to make new By-Laws. Adopted: June 22, 2005 (to become effective June 22, 2005.)